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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2938) of Horizon Mental Health Management, Inc. of our report dated October 7, 1996, except as to Note 13, which is as of April 29, 1997, appearing on page F-1 of this Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K/A.



PRICE WATERHOUSE LLP

Dallas, Texas

July 1, 1997